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                                                                   EXHIBIT 10.19

                                AMENDMENT TO THE
               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Effective January 22, 2002 that Section 2 of the 1999 Stock Option Plan for Non-Employee Directors (the "Plan") is hereby amended to read as follows:

     2.  Shares Subject to the Plan.  Subject to the adjustment as provided in
Article 7, the total number of shares of common stock, $.10 par value (the "Common Stock") of the Company for which options may be granted under the Plan shall be 1,500,000 Shares of Common Stock (the "Shares"). The Shares shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may become available for the grant of other options under the Plan. To the extent that Shares are delivered to pay the exercise price of an option, the number of Shares so delivered shall again be available for grant under the Plan.